UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  June 22, 2005


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


            Delaware             1-8400             75-1825172
(State of Incorporation) (Commission File Number) (IRS Employer
                                                Identification No.)


4333 Amon Carter Blvd.    Fort Worth, Texas            76155
 (Address of principal executive offices)            (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







Item 8.01 Other Events

AMR Corporation is filing herewith its Eagle Eye communication to investors. This document includes (a) actual fuel price, unit cost and capacity and traffic information for April and May and
(b) forecasts of unit cost, revenue performance and fuel prices, capacity estimates, liquidity expectations and other income/expense estimates and share count estimates.








                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  June 22, 2005







AMR EAGLE EYE

June 22, 2005

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document, the words "expects", "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs, future financing plans and needs, overall economic conditions, plans and objectives for future operations, and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices, capacity and traffic estimates, other income/expense estimates, and statements regarding the Company's liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; the Company's substantial indebtedness; continued high fuel prices and the availability of fuel; further increases in the price of fuel; the impact of events in Iraq; conflicts in the Middle East or elsewhere; the highly competitive business environment faced by the Company, with increasing pricing transparency and competition from low cost carriers and financially distressed carriers; historically low fare levels and fare simplification initiatives (both of which could result in a further deterioration of the revenue environment); the ability of the Company to reduce its costs further without adversely affecting operational performance and service levels; uncertainties with respect to the Company's international operations; changes in the Company's business strategy; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; the inability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; the availability and terms of future financing; the ability of the Company to reach acceptable agreements with third parties; and increased insurance costs and potential reductions of available insurance coverage. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

This Eagle Eye provides updated guidance for the second quarter and the full year 2005.

Performance Update

Costs: For the second quarter, AA Mainline unit costs are expected to average 10.05 cents and consolidated AMR unit costs are forecast to be 10.53 cents, with a fuel price of $1.65 per gallon.

Revenue: Second quarter mainline unit revenue is expected to increase between 6.2% and 7.2% year over year. Consolidated second quarter unit revenue is expected to increase between 5.3% and 6.3% year over year.

Liquidity: We expect to end the second quarter with a cash and short-term investment balance well over $3.5 billion, including approximately $500 million in restricted cash and short-term investments. This balance includes the effect of a $75 million dollar pension payment, made during June.




                                      Kathy Bonanno
                                      Director Investor Relations








AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:
       2Q05:  Hedged on 1.8% of consumption at approximately $26/bbl WTI Crude

AMR Fuel Price (Including Hedges and Taxes) and Consumption
                                        Actual                 Forecast
                                       Apr    May         Jun     2Q05     2005
       Fuel Price (dollars/gal) 1/     1.65    1.62       1.68    1.65     1.64
       Fuel Consumption (MM gals)     267.0   274.5      277.2   818.7  3,237.8


Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
                                        Actual                 Forecast
                                       Apr    May         Jun     2Q05     2005
       AMR Cost per ASM 1/            10.62   10.42      10.56   10.53    10.55
       AMR Cost per ASM (ex-fuel) 2/   7.80    7.68       7.72    7.73     7.77

American Mainline Operations Cost per ASM
                                        Actual                 Forecast
                                       Apr    May         Jun     2Q05     2005
       AA Cost per ASM 1/             10.09    9.96      10.09   10.05    10.07
       AA Cost per ASM (ex-fuel) 2/    7.35    7.29       7.32    7.32     7.35

Capacity and Traffic Forecast (millions)

AA Mainline Operations
                                        Actual                 Forecast
                                       Apr    May         Jun     2Q05     2005
       ASMs                          14,609  15,113     15,246  44,968  178,296
         Domestic                     9,558   9,855      9,957  29,370  116,708
         International                5,051   5,258      5,289  15,598   61,588

       Traffic                       11,313  11,813     12,582  35,708  138,634

Regional Affiliate Operations
                                        Actual                 Forecast
                                       Apr    May         Jun     2Q05     2005
       ASMs                           1,032   1,095      1,097   3,224   12,930

       Traffic                          720     779        828   2,328    8,955







AMR EAGLE EYE

Below the Line Income/Expenses

       Total Other Income/(Expense) is estimated at ($175) million in the first quarter of 2005


Share Count (millions)  3/

Basic Shares                  163
Potentially Dilutive Shares
     Stock Options             21
     Convertible Debt          32

1/ 2005 data is as reported and includes a $55 million special fuel tax credit received in 1Q05.

2/ The company believes that unit costs excluding fuel is a useful measure to investors in monitoring the performance of the company's costs excluding the volatility of fuel.
   Reconciliation to GAAP follows:




                                      Actual               Forecast
                                    Apr    May        Jun    2Q05   2005
AMR CASM (cents)                   10.62  10.42      10.56   10.53  10.55

Less Fuel CASM (cents)              2.82   2.74       2.84    2.80   2.78

AMR CASM Excluding Fuel (cents)     7.80   7.68       7.72    7.73   7.77


                                      Actual               Forecast
                                    Apr    May        Jun    2Q05   2005
AMR CASM Exluding
Regional Affiliates                10.09    9.96      10.09  10.05   10.07

Less Fuel CASM
(cents)                             2.74    2.67       2.77   2.73    2.71

AMR CASM Excluding Regional
Affiliates and Fuel (cents)         7.35    7.29       7.32   7.32    7.36

3/ Stock options are calculated using an assumed average 2Q05 share price of $11.61. The actual stock may vary from this amount depending on the actual average share price during 2Q05.